Exhibit 99.1

NeurAxis Announces Pricing of Initial Public Offering

Carmel, IN August 9, 2023 – NeurAxis, Inc. (AMEX: NRXS) (“NeurAxis” or the “Company”), a medical technology company focused on developing neuromodulation therapies to address chronic and debilitating conditions in children and adults, today announced the pricing of its underwritten initial public offering of 1,098,667 shares of common stock at an initial public offering price of $6.00 per share. The gross proceeds from the offering, before underwriting discounts and commissions and estimated offering expenses payable by the Company, are expected to be approximately $6,592,000. In addition, the Company has granted the underwriters a 45-day option to purchase up to 164,800 additional shares of common stock at the initial public offering price, less the underwriting discount.

The shares are expected to begin trading on The NYSE American on August 9, 2023 under the ticker symbol “NRXS”. The offering is expected to close on August 11, 2023 subject to the satisfaction of customary closing conditions.

The Company intends to use the net proceeds of the initial public offering for sales and marketing activities, research and development, certain payments to executive officers pursuant to their respective employment agreements, and general corporate purposes.

Advisor Details

Alexander Capital L.P. is acting as sole book-running manager for the offering. Lucosky Brookman LLP served as counsel to NeurAxis. Carmel, Milazzo & Feil LLP served as counsel to the underwriters.

The securities described above are being offered by NeurAxis pursuant to a registration statement on Form S-1, as amended (File No. 333-269179) that was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on August 8, 2023. The offering is being made only by means of a prospectus forming a part of the effective registration statement. A copy of the final prospectus related to the offering, when available, may be obtained from Alexander Capital L.P., 10 Drs James Parker Boulevard #202, Red Bank, NJ 07701, Attention: Equity Capital Markets, or by calling (212) 687-5650 or emailing info@alexandercapitallp.com or by logging on to the SEC’s website at www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state or jurisdiction. Any offers, solicitations or offers to buy, or any sales of securities will be made in accordance with the registration requirements of the Securities Act of 1933, as amended.

About NeurAxis, Inc.

NeurAxis is a medical technology company focused on developing neuromodulation therapies to address chronic and debilitating conditions in children and adults. The Company is dedicated to advancing science with its proprietary IB-Stim therapy, based on its PENFS technology, developed by the Company. NeurAxis believes that superior science and evidence-based research are necessary for adoption by the medical and scientific community. With one FDA indication—functional abdominal pain associated with IBS in adolescents 11 to 18 years old—on the market, additional clinical trials of PENFS in multiple pediatric conditions are underway focused on unmet healthcare needs in children. For more information, visit www.neuraxis.com.

Forward-Looking Statements

This press release includes statements that may be deemed to be “forward-looking statements” under federal securities laws, and we intend that such forward-looking statements be subject to the safe-harbor created thereby. To the extent that the information presented in this press release discusses financial projections, information, or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “should”, “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes.” Specific forward-looking statements in this press release include, among others, statements regarding the expected trading of our shares on The NYSE American, the expected closing of the offering, and the intended use of the net proceeds of the offering. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially and adversely from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” and elsewhere in documents that we file from time to time with the SEC. Forward-looking statements speak only as of the date of the document in which they are contained, and NeurAxis does not undertake any duty to update any forward-looking statements except as may be required by law. References and links to websites have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release.

For more information contact: info@neuraxis.com